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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made effective as of September 3, 1997, by and between FirstBancorporation, Inc. (the "Company"), a South Carolina corporation, and F. Wayne Lovelace ("Executive").

     WHEREAS, the Company wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to serve in the employ of the Company on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve as bank organizer, reporting to James A. Shuford, III.

2.   TERMS AND DUTIES.

     (a) The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of six (6) full calendar months thereafter and is subject to renewal upon agreement of the parties.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Company.

3.   COMPENSATION AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Sections 1 and 2. The Company shall pay Executive as compensation a salary of $55,000 per year ("Base Salary"). Such Base Salary shall be payable in accordance with the customary payroll practices of the Company.

     (b)  In addition to the Base Salary provided for by paragraph (a) of this
Section 3, the Company shall pay or reimburse Executive for all reasonable travel and other obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.
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     This additional compensation shall include insurance benefits that are equivalent to the insurance benefits provided to officers in similar positions, monthly dues for Wildewood Country Club, monthly dues for the Palmetto Club or similar facility, and a cellular telephone.

     (c) Notwithstanding anything herein to the contrary, upon the opening of Proposed Bank ("New Bank"), Executive's Base Salary shall be increased to $65,000 and Executive shall be paid a one time bonus of $5,000. Executive's Base Salary shall be increased to $75,000 and Executive shall receive an additional bonus of $7,750 when deposits at New Bank average $10 million dollars for a period of thirty (30) consecutive days.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean the termination by the Company of Executive's full-time employment hereunder for any reason, other than Termination for Cause, as defined in
Section 7 hereof.

     (b) Upon the occurrence of an Event of Termination, the Company shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to sixty (60) days salary in a lump sum within 30 days of the Date of Termination.

     (c) Upon the occurrence of an Event of Termination, the Company will cause to be continued for a period of sixty (60) days (or such longer period as may be required under applicable law) life, medical, dental and disability coverage substantially identical to the coverage maintained by the Company for Executive prior to his termination.

5.   TERMINATION, DEATH OF EXECUTIVE OR RESIGNATION

     Upon the death of Executive during the term of this Agreement, the Company shall pay to Executive's estate the compensation due to Executive through the last day of the calendar month in which his death occurred. Upon the voluntary resignation of Executive during the term of this Agreement, the Company shall pay to Executive the compensation due to Executive through his Date of Termination.

6.   TERMINATION FOR CAUSE.

       For purposes of this Agreement, "Termination for Cause" shall include termination because of Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary

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duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options granted to Executive under any stock option plan or any unvested awards granted under any other stock benefit plan of the Company, or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 8 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

7.   NON-COMPETITION AND NON-DISCLOSURE.

     (a) Upon any voluntary termination of employment by Executive during the term of this Agreement, Executive agrees not to compete with New Bank and/or the Company for a period of one (1) year following such termination in the City of Columbia or in any city, town or county in which New Bank and/or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of New Bank and/or the Company. The parties hereto, recognizing that irreparable injury will result to New Bank and/or the Company, its business and property in the event of Executive's breach of this Section 9(a) agree that in the event of any such breach by Executive, New Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that in the event of the termination of his employment, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than New Bank and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting New Bank and/or the Company from pursuing any other remedies available to New Bank and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of New Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of New Bank and the Company. Executive will not, during or after the term of


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his employment, disclose any knowledge of the past, present, planned or considered business activities of New Bank or the Company to any person, firm, corporation, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by Executive of the provisions of this Section, New Bank and the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of New Bank or the Company, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting New Bank and the Company from pursuing any other remedies available to New Bank and the Company for such breach or threatened breach, including the recovery of damages from Executive.

8.   SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Company; provided, however, that upon the commencement of operations of New Bank, such payments and any benefits to be provided to Executive under this Agreement will be paid or provided by New Bank.

9.   EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

10.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Company and their respective successors and assigns.

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11.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

12.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

13.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

14.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of South Carolina, unless otherwise specified herein; provided, however, that in the event of a conflict between the terms of this Agreement and any applicable federal or state law or regulation, the provisions of such law or regulation shall prevail.

15.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within one hundred (100) miles from the location of the Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.


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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by a duly authorized officer, and Executive has signed this Agreement, all on the 3 day of September, 1997.


ATTEST:                               FIRSTBANCORPORATION, INC.



/s/ James L. Pate, III                BY: /s/ James A. Shuford, III
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        [SEAL]


WITNESS:


/s/ Shirley G. Pouth                      /s/ F. Wayne Lovelace
--------------------------               ---------------------------
                                         Executive



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